                                  Exhibit 6(a)
                                     FORM OF
                             DISTRIBUTION AGREEMENT


         AGREEMENT effective this ___ day of _______, 1998, between Sage Life Investment Trust, a Delaware business trust (the "Trust"), and Sage
Distributors, Inc., a Delaware corporation (the "Distributor"), each with offices at 300 Atlantic Street, Stamford, Connecticut 06901.

         WHEREAS, the Trust is a registered open-end management investment company, which currently offers shares of its common stock in several series, each as set forth on Schedule A hereto (the "Current Funds"), and the Trust may offer shares of one or more additional funds in the future;

         WHEREAS, the Trust was originally organized to act as the funding vehicle for certain individual and group variable life insurance policies and individual and group variable annuity contracts offered by Sage Life Assurance of America, Inc. ("Sage Life") or life insurance companies affiliated with Sage Life through separate accounts of such life insurance companies; and

         WHEREAS, in the future, the Trust may also offer its shares to life insurance companies unaffiliated with Sage Life (together with Sage Life and its affiliated life insurance companies, the "Life Companies") as a funding vehicle for variable life insurance policies and variable annuity contracts (together with the variable life insurance policies and variable annuity contracts offered by Sage Life and its affiliated life insurance companies, the "Variable Contracts"), and/or to qualified pension and retirement plans (the "Qualified Plans"); and

         WHEREAS, from time to time, the Trust may enter into sales agreements with Life Companies that have or will establish one or more separate accounts to offer Variable Contracts, pursuant to which one or more Funds of the Trust serves as the underlying funding vehicle for such Variable Contracts; and, under certain circumstances, may enter into sales agreements with the Qualified Plans; and

         WHEREAS, it is contemplated that, in addition to entering into sales agreements with Life Companies and/or Qualified Plans and/or their affiliates, the Distributor shall engage in certain promotional and sales efforts on behalf of the Trust, as described in the Distribution Plan pursuant to Rule 12b-1 adopted by the Trust concurrent with the effective date of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:



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                                                      - 90 -

         1. (a) The Trust proposes to issue and sell shares of common stock of the Trust (the "Shares") to separate accounts of Life Companies and to the Qualified Plans as may be permitted by applicable law and subject to the Trust's obtaining any necessary regulatory approvals. The Trust hereby appoints the Distributor as agent to sell the Shares and the Distributor hereby accepts such appointment. The Shares will be distributed under such terms as are set by the Trust and will be sold to the separate accounts and the Qualified Plans permitted to buy the Shares as specified by the Trust's Board of Trustees.

                  (b) In the event that the Trust from time to time designates one or more funds in addition to the Current Funds ("Additional Funds"), it shall notify the Distributor. If the Distributor is willing to perform services hereunder to the Additional Funds, it shall so notify the Trust. Thereafter, the Trust and the Distributor shall mutually agree to amend Schedule A to this Agreement in writing to add the Additional Funds and the Additional Funds shall be subject to this Agreement, subject to the approval of the Board of Trustees as set forth in Section 7.(a) below.

         2. (a) The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value thereof as described in the Trust's prospectus, and (ii) the Trust shall receive 100% of such net asset value.

                  (b) The Shares will be sold in accordance with any sales agreements between the Trust and Life Companies and, where applicable, the Trust and Qualified Plans. The Current Funds and all Additional Funds subject to this Agreement are referred to collectively as "Funds."

         3. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sales or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in the Trust's then-current prospectus or in sales literature or advertisements approved by the Trust or in such financial and other statements which are furnished to the Distributor pursuant to the next paragraph. The Trust shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence. The Distributor shall review all materials submitted to it by Life Companies and Qualified Plans that describe the Trust, the Shares or the Trust's investment adviser. The Distributor shall not be responsible for any information provided or statements or representations made by Life Companies or Qualified Plans, representatives or agents of Life Companies or Qualified Plans, or any other persons or entities other than the Distributor's representatives or agents.

                  (b) The Trust shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all financial statements and a signed copy of each report prepared by its independent certified public accountants, and shall cooperate fully in the efforts of the Distributor to sell the Shares and in the performance by the Distributor of all its duties under this Agreement.

         4.       (a)      The Trust will pay or cause to be paid:

                           (i)      registration fees for registering its shares
under the Securities Act of 1933
                  (the "1933 Act");

                           (ii) the expenses, including counsel fees, of preparing registration statements and such other documents as the Trust believes are necessary for registering the Shares with the Securities and Exchange Commission (the "SEC") and such states as are deemed necessary or appropriate;

                           (iii) expenses incident to preparing amendments to registration statements of the Trust under the 1933 Act and the Investment Company Act of 1940, as amended (the "1940 Act");

                           (iv) expenses for preparing and setting in type all prospectuses and the expense of supplying them to the then existing shareholders or beneficial owners of Shares (including owners of Variable Contracts whose contracts use one or more Funds as their funding vehicle); and

                           (v) expenses incident to the issuance of its Shares such as the cost of stock certificates, if any, taxes and fees of the transfer agent for establishing shareholder record accounts and confirmations.

                  (b) The Distributor shall pay all of its own costs and expenses connected with the offer and sale of Shares ("Distribution Expenses"), except that certain Distribution Expenses may be reimbursed to the Distributor as provided in Section 5 hereof.

         5. (a) Pursuant to a Distribution Plan (the "Plan") adopted by the Board of Trustees of the Trust in accordance with Section 12(b) of the 1940 Act, Rule 12b-1 and the other rules and regulations promulgated thereunder, as the same may be, from time to time, issued or amended, the Trust, on behalf of a Fund that has approved the Plan pursuant to Section 4 thereof, may reimburse the Distributor, as direct payment for expenses incurred in connection with the distribution of a Fund's shares, amounts equal to actual expenses associated with distributing such Fund's shares, up to a maximum rate of 0.25%, on an annualized basis of a Fund's average daily net assets. Reimbursements shall be measured and accrued daily, and remitted to the Distributor quarterly. Such reimbursement may be made only for the period commencing on the date hereof and ending one year later, and for each twelve month period (or portion thereof) thereafter, in which the Plan is in effect for that Fund.

                  (b)  Distribution   Expenses   reimbursable   hereunder  shall
include, but not necessarily be limited to, the following:

                           (i) the  cost  for  printing  and  mailing  of  Trust
                  prospectuses, statements of additional information, and any supplements thereto, and shareholder reports for prospective Variable Contract owners;

                           (ii) the costs relating to the development, preparation, printing and mailing of Trust advertisements, sales literature and other promotional materials describing and/or relating to the Trust and including materials intended for use within the Life Companies, or for broker-dealer only use or retail use;

                           (iii)  expenses   incurred  in  connection  with  the
                  presentation of seminars and sales meetings designed to promote the distribution of Trust Shares;

                           (iv) the cost of obtaining  information and providing
                  explanations to Variable Contact owners regarding the Funds' investment objectives and policies and other information about the Trust and the Funds, including the performance of the Funds;

                           (v)      the cost of training sales personnel
regarding the Trust;

                           (vi) compensation of sales personnel in connection with the allocation of cash values and premiums of the Variable Contracts to the Trust;

                           (vii) the cost of personal service and/or maintenance
                  of Variable Contract owner accounts with respect to Trust shares attributable to such accounts; and

                           (viii) the cost of financing any other  activity that
                  the Trust's Board of Trustees determines is primarily intended to result in the sale of the Funds' shares.

                  (c) The Distributor shall submit annual reimbursable Distribution Expense budgets to the Board of Trustees of the Trust. As soon as practicable after the end of each calendar quarter, the Distributor shall submit to the Board of Trustees reports requesting ratification of reimbursement of Distribution Expenses as to each Fund for that quarter. The Distributor will allocate to each Fund reimbursable Distribution Expenses not specifically attributable to the distribution of shares of a particular Fund, based upon the ratio of the net asset value of each Fund at the end of each calendar month to the net asset value of all Funds on that same date. The Board of Trustees will consider each request at its next regular meeting after such request is submitted, and the Distributor shall only retain reimbursements by the Trust on behalf of a Fund for those reimbursable Distribution Expenses that are approved by the Board of Trustees, including a majority of the "Disinterested Trustees" (as that term is defined in Section 7 hereof).

         6. (a) The Trust shall maintain a currently effective Registration Statement on Form N-1A and shall file with the SEC such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rule and regulations of the SEC thereunder.

                  (b) The Trust represents and warrants that its Registration Statement, post-effective amendments, Prospectus and Statement of Additional Information (excluding statements based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to
Section 3(b) hereof, shall be true and correct in all material respects.

         7. (a) This Agreement shall take effect on the date hereof after it has been approved by a vote of the majority of Trustees of the Trust and those Trustees of the Trust who are not "interested persons" of the Trust and who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement shall remain in full force and effect until one year from the effective date hereof, and may be continued for twelve month periods (or portions thereof) thereafter; provided that such continuance shall be specifically approved annually by the Board of Trustees of the Trust or by a majority of the outstanding voting securities of each Fund of the Trust as it applies to that Fund, and in either case, also by a majority of the Disinterested Trustees. This Agreement may be amended, with respect to any Fund, with the approval of the Board of Trustees or of a majority of the outstanding voting securities of each Fund of the Trust as it applies to that Fund, provided, that in either case, such amendment shall also be approved by a majority of the Disinterested Trustees.

                  (b) This Agreement, with respect to any Fund, may be terminated, at any time without payment of any penalty, by vote of a majority of the Disinterested Trustees or by vote of a majority of the outstanding voting securities of that Fund, or may be terminated by the Distributor, in either case on not more than 60 days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party.

                  (c) This Agreement shall automatically terminate in the event of its assignment.

                  (d) The terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities" as used herein shall have the meanings given to them in the 1940 Act.

         8. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Distributor (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Distributor or retained by it to perform or assist in the performance of its obligations under this Agreement) the Distributor shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates.

         9. The Agreement and Declaration of Trust, dated January 9, 1998, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of State of Delaware, provides that the same name Sage Life Investment Trust means the Trustees from time to time serving (as Trustees but not personally) under said Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and such authorization by such Trustees shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

         10. This Agreement is made by the Trust, on behalf of each Fund, pursuant to authority granted by the Board of Trustees, and the obligations created hereby are not binding on any of the Trustees or shareholders of the Trust individually, but bind only the property of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers and under their respective seals on the day and year first above written.

Attest:                                              SAGE LIFE INVESTMENT TRUST




By:
Secretary                                                  Ronald  S. Scowby
                                                           Chairman


Attest:                                              SAGE DISTRIBUTORS, INC.




By:
Secretary                                                  James F. Bronsdon
                                                           President and Chief
 Executive Officer

                                   SCHEDULE A


As of _________, 1998, the Distributor shall act as distributor for shares of the following Funds of Sage Life Investment Trust

                             EAFE Equity Index Fund
                         Russell 2000 Equity Index Fund
                            S&P 500 Equity Index Fund
                                Money Market Fund

G:\shared\clients\sage\agreemen\partic.doc
                           DOCUMENT INFORMATION SHEET


FILENAME AND PATH:                         H:\CS\CL14252\M004\NLSDIST3.AGR

DESCRIPTION OF DOCUMENT:                             Distribution Agreement

REVISION HISTORY:July 1, 1998 (3:45pm)                        OPERATOR:  jaf

June 19, 1998 (2:02pm)                      OPERATOR:  jaf
June 19, 1998 (12:28pm)                     OPERATOR:  jaf
June 10, 1998 (10:00am)                     OPERATOR:  jaf
June 8, 1998 (7:10pm)                       OPERATOR:  Lori
June 5, 1998 (4:26pm)                       OPERATOR: Michelle Hickson (WP)

INSTRUCTIONS FOR DOCUMENT:

TIME NEEDED:

ATTORNEY'S NAME:                    Nora L. Sheehan

EXTENSION:                                  x0165


                                   ***NOTE***

THIS DOCUMENT IS IN AUTOMATIC PARAGRAPH NUMBERING. PLEASE FOLLOW WHEN ADDING NEW PARAGRAPHS.